                                                                 EXHIBIT 10.32

This LOAN AND SECURITY AGREEMENT is entered into as of November 25, 1997, by and between SILICON VALLEY BANK ("Bank") and SILICON GAMING, INC., a California corporation ("Borrower").


                                 RECITALS


  Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.



                                 AGREEMENT


  The parties agree as follows:

1       DEFINITIONS AND CONSTRUCTION
        ----------------------------


  1.1   Definitions. As used in this Agreement, the following terms shall have
        -----------
the following definitions:

  "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

  "Adjusted Net Income" means for any fiscal period of the Borrower on a consolidated basis net income for such period plus, to the extent deducted in
                                              ----
determining such net income, all amortized expenses associated with the discount notes referenced in Section 3.1(h). A reference to a minimum Adjusted Net Income amount in parenthesis means that negative Adjusted Net Income (i.e., a
                                                                      ----
loss) shall not exceed that amount.

  "Advance" means a loan advance under the Committed Line.

  "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

  "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

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

  "Borrower's Books" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

  "Borrowing Base" means an amount equal to 75% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

  "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

  "Closing Date" means the date of this Agreement.

  "Code" means the California Uniform Commercial Code.

  "Collateral" means the property described on Exhibit A attached hereto.
                                               ---------

  "Committed Line" means a credit extension of up to $10,000,000.00.

  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided that the term "Contingent
                                    --------
Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided that such amount
                                                    --------
shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

  "Contract Limit" has the meaning set forth in Section 2.1.3.

  "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

"Credit Extension" means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

  "Current Assets" means, as of any applicable date, all amounts that should, in

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

accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

  "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt and deferred software license revenue.

  "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

  (a) Accounts that the account debtor has failed to pay within 90 days of invoice date;

  (b) Accounts with respect to an account debtor, 50% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

  (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

  (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except as approved in writing by Bank;

  (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof, except as approved in writing by Bank;

  (f) Accounts with respect to which Borrower is liable to the account debtor but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

  (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

  (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

  (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

  (j) Accounts the collection of which Bank reasonably determines to be doubtful;

  "Eligible Balances" means the amount of net, unrestricted, collected, deposits of Borrower maintained in operating and money market accounts with Bank as determined after Bank deducts float and balances it requires under its normal practices as compensation for maintaining such accounts.

  "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

  "Exchange Contract" has the meaning set forth in Section 2.1.3.

  "Foreign Exchange Reserve" has the meaning set forth in Section 2.1.3.

  "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

  "Gaming Authorities" means, collectively, the Mississippi Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any other Governmental Body that holds regulatory, licensing or permit authority over gaming activities conducted by the Borrower or its Gaming Subsidiaries within its jurisdiction.

  "Gaming Laws" means, collectively, (a) the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, together with the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, (b) the Mississippi Gaming Control Act, as codified in Chapter 76 of the Mississippi Code Annotated, as amended from time to time, together with the regulations of the Mississippi Gaming Commission promulgated thereunder, as amended from time to time, and (c) all other laws and regulations pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming activities conducted by the Borrower or its Gaming Subsidiaries within its jurisdiction.

  "Gaming Subsidiaries" means Silicon Gaming-Nevada, Inc. Silicon Gaming-Mississippi, Inc. and any other Subsidiary that is subject to the regulatory, licensing or permit authority and jurisdiction of any Gaming Authority.

  "Gaming Subsidiaries (Restricted)" means Silicon Gaming-Missouri, Inc. and any other Subsidiary that Borrower, with the consent of Bank, shall designate to be such a Subsidiary.

  "Gaming Subsidiaries Stock Restrictions" means the negative pledge (e.g., the agreement not to encumber pursuant to Section 7.5), and the restrictions on transfers (e.g., pursuant to Section 7.1), of the capital stock of the Borrower's Gaming Subsidiaries, but each case only to the extent such negative pledge or restrictions require the approval of any Gaming

Authority pursuant to the Gaming Laws.

  "Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals" has the meaning set forth in Section 13 hereof.

  "Guarantor" means any present or future guarantor of the Obligations.

  "Guaranty" means a guaranty of the Obligations in form and substance satisfactory to Bank in its sole and absolute discretion.

  "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

  "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

  "Intellectual Property Collateral" means

  (a)  Copyrights, Trademarks, Patents, and Mask Works;

  (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

  (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

  (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

  (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

  (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

  (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

  "Intercreditor Agreement" means an written agreement between the holders of the

Senior Discount Notes and Bank, and acknowledged by Borrower, which agreement shall be in form and substance satisfactory to Bank in Bank's sole and absolute discretion and which shall contain, among other things, an absolute subordination by the such holders of any Lien now or hereafter held by them as such holders in the property of Borrower to the liens now or hereafter held by the Bank, without regard to the order of perfection of such Liens.

  "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service (including, without limitation, pursuant to any revenue sharing agreement), of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

  "Inventory on Trial" means Inventory delivered to and maintained at a customer location for a trial approval period not exceeding 60 days after the date of such delivery; provided that such customer location is in one of the following
               --------
states: California, Nevada, New Jersey, Mississippi, Missouri, and Colorado.

  "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) of all or a portion of any Person, or any loan, advance or capital contribution to any Person.

  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

  "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

  "Letter of Credit Reserve" has the meaning set forth in Section 2.1.2.

  "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

  "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

  "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

  "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

  "Maturity Date" means December  31, 1999.

  "Monthly Liquidity Coverage Ratio" has the meaning set forth in Section 6.11.

  "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

  "Nevada Gaming Authorities" means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, and any other Governmental Body that holds regulatory, licensing or permit authority over gaming activities conducted by the Borrower or its Gaming Subsidiaries within the State of Nevada.

  "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

  "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

  "Payment Date" means the last calendar day of each month commencing on the first such date after the Closing Date and ending on the Maturity Date.

  "Permitted Indebtedness" means:

  (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

  (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

  (c) Subordinated Debt;

  (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

  (e) Indebtedness secured by Permitted Liens.

  "Permitted Investment" means:

  (a) Investments existing on the Closing Date disclosed in the Schedule; and

  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) any other Investments permitted under the written investment policy of the Borrower as approved by its board of directors.

  "Permitted Liens" means the following:

   (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

   (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of
                               --------
Bank's security interests;

   (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of (or lease rental obligation respecting) such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that Lien is confined
                                               --------
solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

   (d) Liens securing the Senior Discount Notes provided that such Liens shall
                                                --------
be subject to the provisions of the Intercreditor Agreement;

   (e) Liens incidental to the conduct of its business or the ownership of its property which (i) arise in the ordinary course of business, (ii) do not secure indebtedness, and (iii) do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and

   (f) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (d) above, provided that any extension, renewal or replacement Lien
                   --------
shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

  "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

  "Pledged Securities Requisite Gaming Approvals" has the meaning set forth in
Section 13.

  "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

  "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments of Borrower with maturities of not more than one year determined in accordance with GAAP.

  "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

  "Schedule" means the schedule of exceptions attached hereto, if any.

  "SGI-Nevada Pledged Shares" has the meaning set forth in Section 13 hereof.

  "Security Agreement" means a security agreement securing the Obligations or a Guaranty, which security agreement shall be in form and substance satisfactory to Bank in its sole and absolute discretion.

  "Senior Discount Notes" means the Senior Discount Notes of Borrower, due September 30, 2002.

  "Subordinated Debt" means (a) the Senior Discount Notes and (b) any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

  "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

  "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

   1.2 Accounting and Other Terms. All accounting terms not specifically
      --------------------------
defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2  LOAN AND TERMS OF PAYMENT
   -------------------------

   2.1  Credit Extensions. Borrower promises to pay to the order of Bank, in
        -----------------
lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such advances at rates in accordance with the terms hereof.


        2.1.1  Advances.
               --------

        (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

        (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement,
---------
based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

        (c) The Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to 1.00 percentage point above the Prime Rate.

        (d) The Committed Line shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

   2.1.2  Letters of Credit.
          -----------------

        (a) Subject to the terms and conditions of this Agreement, Bank will issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed the lesser of the Committed Line or the Borrowing Base. Each Letter of Credit shall have an expiry date no later than the Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

        (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

        (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

        (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to 10% of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding].

   2.1.3  Foreign Exchange Contract; Foreign Exchange Settlements.
          -------------------------------------------------------

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

        (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount equal to the Committed Line (the "Contract Limit"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts.

        (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or (b) that there is no sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

        (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $10,000,000 (the "Settlement Limit") nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

(i) if there is sufficient availability under the Committed Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Line; or

(ii) if there is insufficient availability under the Committed Line, as to settlements within any two (2) business day period, provided that Bank, in its
                                                    --------
sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

        (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

        (e) Borrower shall execute all standard form applications and agreements of Bank which are not inconsistent with the terms of this Agreement in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

        (f) Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Bank, Borrower agrees to indemnify Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby.

    2.2 Overadvances. If, at any time or for any reason,(i) the sum of (A) the
        ------------
then outstanding principal balance of the Advances, (B) the aggregate outstanding face amount of all outstanding Letters of Credit and (C) the Foreign Exchange Reserve exceeds (ii) the lesser of the Committed Line or the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

    2.3  Default Rate, Payments, and Calculations.
         ----------------------------------------

        (a) Default Rate. All Obligations shall bear interest, from and after
            ------------
the occurrence of an Event of Default, at a rate equal to five percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

        (b) Payments. Interest hereunder shall be due and payable on each
            --------
Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

        (c) Computation. In the event the Prime Rate is changed from time to
            -----------
time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.

    2.4 Crediting Payments. Prior to the occurrence of an Event of Default,
        ------------------
Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

   2.5  Fees.  Borrower shall pay to Bank the following:
        ----

        (a) Financial Examination and Appraisal Fees. Bank's customary fees
            ----------------------------------------
and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents (provided that such
                                                            --------
audits and appraisals shall not be made (i) during any period the facilities under this Agreement are not being and are not intended by the Borrower to be utilized and (ii) more than once annually so long as no Event of Default has occurred and is continuing; and

        (b) Bank Expenses. Upon demand from Bank, including, without
            -------------
limitation, upon the date hereof, all Bank Expenses incurred through the date hereof not exceeding $5,000, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

   2.6  Term. Bank shall have the right to terminate its obligation to make
        ----
Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

   2.7  Required Deposits. Until the Maturity Date Borrower will maintain
        -----------------
Eligible Balances of at least $6,500,000. For any period in which such Eligible Balances are not kept, Borrower, as Bank's sole and exclusive remedy therefor, will pay a fee calculated at a rate of one percent (1%) per annum, calculated based on the difference between the minimum Eligible Balance requirement and the actual average daily Eligible Balances during the period. The fee will be calculated quarterly and will be due within 15 days of each quarter end.


3  CONDITIONS OF LOANS
   -------------------


   3.1  Conditions Precedent to Initial Credit Extension. The effectiveness of
        ------------------------------------------------
this Agreement and the obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

        (a) this Agreement;

        (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

        (c) an intellectual property security agreement covering intellectual property for Borrower and each Guarantor;

        (d) (i) financing statements (Forms UCC-1) for Borrower and each Guarantor for such jurisdictions as Bank may request, together with a UCC-1 search reports for Borrower and each Guarantor from the secretary of state for each jurisdiction in which the Borrower or any Guarantor is formed, has an office, or otherwise does business, and (ii) all instruments constituting part of the Collateral other than (A) certificated securities of Gaming Subsidiaries (Restricted) and Gaming Subsidiaries as to which Pledge Securities Requisite Gaming Approvals are required by the Gaming Laws but as yet have not been obtained and (B) items held for deposit in the ordinary course of business;

        (e) insurance certificate in form and substance satisfactory to Bank (including a loss payable endorsement in favor of Bank);

        (f) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof;

        (g) Certificate of Foreign Qualification (if applicable);

        (h) a Guaranty and a Security Agreement by each Subsidiary of the Borrower on Closing Date;

        (i) the Intercreditor Agreement; and

        (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

   3.2  Conditions Precedent to all Credit Extensions. The obligation of Bank
        ---------------------------------------------
to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

        (a) timely receipt by Bank of the Payment/Advance Form as provided in
Section 2.1;

        (b) After giving effect to such Credit Extension, (i) the sum of (A) the then outstanding principal balance of the Advances, (B) the aggregate outstanding face amount of all outstanding Letters of Credit and (C) the Foreign Exchange Reserve shall not exceed (ii) the lesser of the Committed Line or the Borrowing Base; and

        (c) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

4  CREATION OF SECURITY INTEREST
   -----------------------------

   4.1  Grant of Security Interest. Subject to the provisions of Section 13,
        --------------------------
Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

   4.2  Delivery of Additional Documentation Required. Borrower shall from time
        ---------------------------------------------
to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

   4.3  Right to Inspect. Bank (through any of its officers, employees, or
        ----------------
agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5  REPRESENTATIONS AND WARRANTIES
   ------------------------------

   Borrower represents and warrants as follows:

   5.1  Due Organization and Qualification. Borrower and each Subsidiary is a
        ----------------------------------
corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

   5.2  Due Authorization; No Conflict. The execution, delivery, and
        ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

   5.3  No Prior Encumbrances. Borrower has good and indefeasible title to the
        ---------------------
Collateral, free and clear of Liens, except for Permitted Liens.

   5.4  Bona Fide Eligible Accounts. The Eligible Accounts are bona fide
        ---------------------------
existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

   5.5   Merchantable Inventory. Except as set forth on the Schedule, all
         ----------------------
Inventory is in all material respects of good and marketable quality, free from all material defects. Borrower will provide Bank with thirty (30) days' prior notice before storing or otherwise locating any Inventory in any state other than those states identified in the definition of "Inventory on Trial" contained in Section 1.1.

   5.6   Intellectual Property. Borrower is the sole owner of the Intellectual
         ---------------------
Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

   5.7   Name; Location of Chief Executive Office. Except as disclosed in the
         ----------------------------------------
Schedule, Borrower has not done business and will not without at least 30 days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

   5.8   Litigation. Except as set forth in the Schedule, there are no actions
         ----------
or proceedings pending, or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral

   5.9   No Material Adverse Change in Financial Statements. All consolidated
         --------------------------------------------------
financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

   5.10  Solvency. Borrower is able to pay its debts (including trade debts) as
         --------
they mature.

   5.11  Regulatory Compliance. Borrower and each Subsidiary has met the
         ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material

Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

   5.12  Environmental Condition. None of Borrower's or any Subsidiary's
         -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any material quantity hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

   5.13  Taxes. Borrower and each Subsidiary has filed or caused to be filed
         -----
all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

   5.14  Subsidiaries. Borrower does not own any stock, partnership interest
         ------------
or other equity securities of any Person, except for Permitted Investments.

   5.15  Government Consents. Borrower and each Subsidiary has obtained all
         -------------------
consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

   5.16  Full Disclosure. No representation, warranty or other statement made
         ---------------
by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6  AFFIRMATIVE COVENANTS
   ---------------------

   Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

   6.1  Good Standing. Borrower shall maintain its and each of its
        -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse

Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

   6.2  Government Compliance. Borrower shall meet, and shall cause each
        ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

   6.3  Financial Statements, Reports, Certificates. Borrower shall deliver to
        -------------------------------------------
Bank: (a) as soon as available, but in any event within 30 days after the end of each month during which any Advances are outstanding, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank; (c) as soon as available, but in any event within 90 days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (d) within five days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more;
(f) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (g) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

        Within 20 days after the last day of each month during any period that Advances are outstanding, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit
                                                                         -------
C hereto, together with aged listings of accounts receivable and accounts
-
payable.

        With each of the financial statements required to be delivered pursuant to Section 6.3 (a), (b), and (c), Borrower shall also deliver to Bank a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
        ---------

        Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every 12 months unless an Event of Default has occurred and is continuing.

   6.4  Inventory; Returns. Borrower shall keep all Inventory in good and
        ------------------
marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than $100,000.00.

   6.5  Taxes. Borrower shall make, and shall cause each Subsidiary to make,
        -----
due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

   6.6  Insurance.
        ---------

        (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

        (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

   6.7  Principal Depository. Borrower shall maintain, and shall cause each of
        --------------------
its Subsidiaries to maintain, its principal depository and operating accounts with Bank.

   6.8  Quick Ratio. Borrower shall maintain, as of the last day of each
        -----------
calendar quarter (and as of the last day of each calendar month when there shall be outstanding any Obligation with respect to the Committed Line) a ratio of (x) Quick Assets to (y) Current Liabilities of at least 2.0 to 1.0.

   6.9  Registration of Intellectual Property Rights.
        --------------------------------------------

        6.9.1 Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the

Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within 30 days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B, C, and D.

        6.9.2 Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

        6.9.3 Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works,
(ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

        6.9.4 Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.9 to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.9.

   6.10  Subsidiary Guarantors. (a) With respect to any Subsidiary in
         ---------------------
existence on the Closing Date, Borrower shall (i) cause such Subsidiary to become a Guarantor and a grantor under the Security Agreement on the Closing Date, and (ii) (A) in the case of any Subsidiary which is not a Gaming Subsidiary, grant to Bank on the Closing Date a security interest in 100% of the equity interests of such Subsidiary pursuant to this Agreement and take such steps to perfect such security interest as Bank may request and (B) in the case of any Subsidiary which is a Gaming Subsidiary, but not a Gaming Subsidiary (Restricted), grant to Bank within 180 days after the Closing Date a security interest in 100% of the equity interests of such Subsidiary pursuant to this Agreement and take such steps to perfect such security interest as Bank may request, (b) upon any Person becoming a Subsidiary (other than a Gaming Subsidiary (Restricted)) after the Closing Date, Borrower shall immediately (i) cause such Subsidiary to become a Guarantor and a grantor under the Security Agreement, and (ii) grant to Bank a security interest in 100% of the equity interests of such Subsidiary pursuant to this Agreement, and (c) upon each Subsidiary becoming such a Guarantor and grantor, deliver or cause such Subsidiary to deliver, to Bank such evidence of the due authorization, execution and delivery of the Guaranty and Security Agreement by such Subsidiary and take such steps to perfect such security interest as Bank may request.

   6.11  Further Assurances. At any time and from time to time Borrower shall
         ------------------
execute and deliver, and shall cause each of its Subsidiaries to execute and deliver, such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7  NEGATIVE COVENANTS
   ------------------

   Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

   7.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose of
        ------------
(collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business;; or
(iii) of worn-out or obsolete Equipment.

   7.2  Changes in Business, Ownership, or Management, Business Locations.
        -----------------------------------------------------------------
Without Bank's prior written consent, which consent shall not be unreasonably withheld, engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a change in Borrower's ownership or management. Borrower will not, and will not permit any of its Subsidiaries to, without at least 10 days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

   7.3  Mergers or Acquisitions. Without Bank's prior written consent, which
        -----------------------
consent shall not be unreasonably withheld, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

   7.4  Indebtedness. Create, incur, assume or be or remain liable with
        ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

   7.5  Encumbrances. Create, incur, assume or suffer to exist any Lien with
        ------------
respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

   7.6  Distributions. Pay any dividends or make any other distribution or
        -------------
payment on account of or in redemption, retirement or purchase of any capital stock other than stock repurchases made in connection with Borrower's stock option plans not exceeding $100,000 in the aggregate in any fiscal year.

   7.7  Investments. Directly or indirectly acquire or own, or make any
        -----------
Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

   7.8  Transactions with Affiliates. Directly or indirectly enter into or
        ----------------------------
permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

   7.9  Intellectual Property Agreements. Borrower shall not permit the
        --------------------------------
inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgement.

   7.10  Subordinated Debt. Make any payment in respect of any Subordinated
         -----------------
Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and the Intercreditor Agreement, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

  7.11   Inventory. Store the Inventory with a bailee, warehouseman, or
         ---------
similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and for Inventory on Trial and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

   7.12  Compliance. Become an "investment company" or a company controlled by
         ----------
an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

   7.13 Profitability. Borrower shall not permit its Adjusted Net Income for
        -------------
any fiscal quarter set forth below to be less than the correlative amount set forth below:

      Fiscal Quarter Ending              Minimum Adjusted Net Income
      ---------------------              ---------------------------

             09/30/97                            $(6,468,000)
             12/31/97                            $(5,070,000)
             03/31/98                            $(4,018,000)
             06/30/98                            $(2,971,000)
             09/30/98                            $  (908,000)
             12/31/98                            $   119,000
             03/31/99 and thereafter                  -0-

8  EVENTS OF DEFAULT
   -----------------

   Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

   8.1  Payment Default. If Borrower fails to pay, when due, any of the
        ---------------
Obligations.

   8.2  Covenant Default.
        ----------------

        8.2.1 If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.8, 6.9, or 6.10 or violates any of the covenants contained in Article 7 of this Agreement, or

        8.2.2 If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten days after the occurrence thereof; provided that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten-day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

   8.3  Material Adverse Change. If there (i) occurs a material adverse change
        -----------------------
in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

   8.4  Attachment. If any material portion of Borrower's assets is attached,
        ----------
seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

   8.5  Insolvency. If Borrower becomes insolvent, or if an Insolvency
        ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

   8.6  Other Agreements. If there is a default in any agreement to which
        ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000.00 or that could have a Material Adverse Effect;

   8.7  Subordinated Debt. If Borrower makes any payment on account of
        -----------------
Subordinated Debt, except to the extent such payment is allowed under the Intercreditor Agreement or any subordination agreement entered into with Bank;

   8.8  Judgments. If a judgment or judgments for the payment of money in an
        ---------
amount,
individually or in the aggregate, of at least $100,000.00 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

   8.9   Misrepresentations. If any material misrepresentation or material
         ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

   8.10  Gaming Approval. (a) The Pledged Securities Requisite Gaming
         ---------------
Approvals and the Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals have not both been obtained by April 30, 1998, or, at any time prior thereto, Borrower (or any one acting on Borrower's behalf) notifies Bank that either of such approvals will not be granted, or (b) any Gaming Authority purports to order the rescission of any Loan Document or takes any action which directly or indirectly materially impairs the validity, binding effect, or enforceability of any Loan Document.

   8.11  Guaranty. Any guaranty of all or a portion of the Obligations ceases
         --------
for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Sections 8.4, 8.5 or 8.8 occur with respect to any Guarantor.

9  BANK'S RIGHTS AND REMEDIES
   --------------------------


   9.1   Rights and Remedies. Upon the occurrence and during the continuance
         -------------------
of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

        9.1.1 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank) ;

        9.1.2 Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

        9.1.3 Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

        9.1.4 Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises,

Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

        9.1.5 Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

        9.1.6 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral or otherwise to the extent reasonably necessary to permit Bank to exercise its rights and remedies, and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

        9.1.7 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

        9.1.8 Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

        9.1.9 Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

   9.2  Power of Attorney. Effective only upon the occurrence and during the
        -----------------
continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification to be limited to amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, Mask Works acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code provided Bank may exercise such power of attorney to sign the name of Borrower on any financing statement regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

   9.3  Accounts Collection. Upon the occurrence and during the continuance of
        -------------------
an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

   9.4  Bank Expenses. If Borrower fails to pay any amounts or furnish any
        -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may, upon notice to Borrower, do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

   9.5  Bank's Liability for Collateral. So long as Bank complies with
        -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

   9.6  Remedies Cumulative. Bank's rights and remedies under this Agreement,
        -------------------
the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

   9.7  Demand; Protest. Borrower waives demand, protest, notice of protest,
        ---------------
notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10  NOTICES
    -------

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:


If to Borrower:      2800 West Bayshore Road, Palo Alto, CA  94303
                     Attn: Tom Carlson    FAX: (650) 842-9001
If to Bank:          1731 Embarcadero Road, Suite 220, Palo Alto, CA  94303
                     Attn: John China     FAX: (650) 812-0640

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11  CHOICE OF LAW AND VENUE
    -----------------------

        The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12  GENERAL PROVISIONS
    ------------------

    12.1  Successors and Assigns. This Agreement shall bind and inure to the
          ----------------------
benefit of the respective successors and permitted assigns of each of the parties; provided that neither this Agreement nor any rights hereunder
         --------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder; provided that so long as no
                                                   --------
Event of Default has occurred and is continuing, Bank shall not sell or assign any interest that would result in Bank holding less than a controlling majority of the voting right respecting the credit facilities hereunder without Borrower's prior consent, which consent shall not be unreasonably withheld.


    12.2  Indemnification. Borrower shall , indemnify ,defend, protect and
          ---------------
hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

    12.3  Time of Essence. Time is of the essence for the performance of all
          ---------------
obligations set forth in this Agreement.

    12.4  Severability of Provisions . Each provision of this Agreement shall
          --------------------------
be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    12.5  Amendments in Writing, Integration. This Agreement cannot be amended
          ----------------------------------
or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

    12.6  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

    12.7  Survival. All covenants, representations and warranties made in this
          --------
Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

    12.8  Confidentiality. In handling any confidential information of
          ---------------
Borrower, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

13  GAMING RESTRICTIONS
    -------------------

    13.1 Acknowledgement of Gaming Restrictions. The Bank acknowledges that
         --------------------------------------
pursuant to the Gaming Laws:

        (a) Approvals from the Gaming Authorities are required for the Bank to acquire control (as defined in the Gaming Laws) of the Borrower.

        (b) The disposition of collateral consisting of gaming devices, including slot machines, cashless wagering systems and associated equipment (as those terms are defined in Nevada Revised Statutes ("NRS") Sections 463.014, 463.0138, 463.0155 and 463.0181) is subject to the requirements of the Nevada Gaming Laws, including the approval of the Nevada State Gaming Control Board (the "Nevada Board"), before foreclosure on, taking possession of, or other disposition of such devices.

        (c) The pledge and disposition by the Borrower of the capital stock of Silicon Gaming-Nevada, Inc. (the "SGI-Nevada Pledged Shares"), and any restrictions on the transfer of and agreements not to encumber the SGI-Nevada Pledged Shares, require the prior approval of the Nevada Gaming Commission (the "Nevada Commission") upon the recommendation and the Nevada Board. Any pledge or disposition of the SGI-Nevada Pledged Shares, and any restrictions on transfer or agreements not to encumber such SGI-Nevada Pledged Shares, are void without such prior approvals.

        (d) Any foreclosure on or transfer of a possessory security interest in or other disposition of the SGI-Nevada Pledged Shares, except a transfer back to the Borrower, and before any other resort to the SGI-Nevada Pledged Shares or other enforcement of the security interests herein, will require the prior approvals of the Nevada Gaming Authorities and the licensing of the Bank, unless such licensing requirement is waived by the Nevada Gaming Authorities upon application of the Bank.

        (e) The collateral agent must maintain stock certificates or other instruments evidencing the SGI-Nevada Pledged Shares at all times physically within the State of Nevada at a location designated to the Nevada Board, and shall make such stock certificates or other instruments available for inspection by agents of the Nevada Board immediately upon request during normal business hours.

        (f) The Borrower and Silicon Gaming-Nevada, Inc. must report the Loan, and the transactions contemplated by the Loan and Security Agreement, to the Nevada Board after the execution thereof. In addition, the Nevada Commission may require rescission thereof if such transactions are inimical to public health, safety, morals, good order or general welfare of the people of the State of Nevada or would reflect, or tend to reflect, discredit upon the State of Nevada or the gaming industry.

        (g) The Bank is subject to being called forward by the Nevada Authorities, in their discretion, for licensing or a finding of suitability as a lender.

   13.2  Cooperation with Gaming Authorities. The Bank agrees to cooperate with
         -----------------------------------
the Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Borrower and its Gaming Subsidiaries, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authority relating to the Lender, or to the Borrower or its Gaming Subsidiaries, or to the Loan and Security Agreement.

   13.3  Gaming Laws; Requisite Gaming Approvals.
         ---------------------------------------

        (a) Notwithstanding anything to the contrary therein, the Loan and Security Agreement and the exercise of all rights, powers and remedies thereunder, are subject to all applicable provisions of the Gaming Laws.

        (b) Notwithstanding anything to the contrary contained above or in the Loan and Security Agreement, the Bank understands and agrees that (i) the pledge of Capital Stock of the Gaming Subsidiaries requires the prior approval of the Gaming Authorities under the Gaming Laws (the "Pledged Securities Requisite Gaming Approvals"), and (ii) to become effective, the Gaming Subsidiaries Stock Restrictions require the approvals described in the definition thereof (the "Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals"). On the Closing Date, the Borrower and its Gaming Subsidiaries in good faith believe that they will be able to obtain all Pledged Securities Requisite Gaming Approvals and Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals within 180 days after the Closing Date. Notwithstanding anything to the contrary contained above or in the Loan and Security Agreement, unless and until (x) the relevant Pledged Securities Requisite Gaming Approvals have been obtained with respect to the pledge of the Capital Stock of the Gaming Subsidiaries, the pledge of such Capital Stock will not be required, and (y) the relevant Gaming Subsidiaries Stock Restrictions shall not apply or be effective. To the extent the relevant Pledged Securities Requisite Gaming Approvals are obtained with respect to one or more of the Gaming Subsidiaries, the Capital Stock of such entity shall promptly (and in any event within 10 days after obtaining such approvals) be pledged pursuant to the relevant pledge agreement. Furthermore, the Borrower and its Gaming Subsidiaries agree to use their best effect or to obtain all Pledged Securities Requisite Gaming Approvals and Gaming Subsidiaries Stock Restrictions Requisite Gaming approvals as promptly as possible after the Closing Date.

        (c) Notwithstanding anything to the contrary contained in subparagraph
(b) above or otherwise in this Loan and Security Agreement, the Bank understands and agrees that the provision of subparagraph (b) shall not apply to any Gaming Subsidiary (Restricted), its stock, its license (if granted), and the obtaining of the Gaming Subsidiaries Stock Restrictions Requisite Gaming Approvals or the Pledged Securities Requisite Gaming Approvals contemplated herein with respect to such Gaming Subsidiary (Restricted).


    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


SILICON GAMING, INC., a California corporation


By: /s/ Thomas E. Carlson
   __________________________________________

Title:  Vice President & CFO
      _______________________________________

SILICON VALLEY BANK

By: /s/ John China
   __________________________________________

Title:  Vice President
      _______________________________________

                           SCHEDULE OF EXCEPTIONS


Permitted Indebtedness (Indebtedness on the Closing Date)
----------------------

  None, other than as disclosed in the Agreement itself

Permitted Investments  (Investments on the Closing Date)
---------------------

  None, other than as disclosed in the Agreement itself

Permitted Liens (Liens on the Closing Date)
---------------

  13.3(c).0.1  Lighthouse Capital Partners, LP, Greenbrae, CA

  UCC Filing #s:    9534660054
                    9609260092
                    9615060410
                    9609260093
                    9605760386
                    9533860405
                    9533860401
                    9605760327
  Leased equipment, computer equipment, business machinery & equipment.

  13.3(c).0.2  Copelco Capital, Park Ridge, NJ

  UCC Filing #:     9635160543

  Leased equipment (copy machine)

Section 4.1  (Priority Exceptions)
-----------

             None

Section 5.7  (Trade and Other Names)
-----------

             None

Section 5.8  (Litigation)
-----------

             None

                                  EXHIBIT A



Debtor:     Silicon Gaming, Inc.

Secured Party:  Silicon Valley Bank

The Collateral shall consist of all right, title and interest of Borrower in and to the following:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

(e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

(f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                SILICON GAMING, INC.



                                By: /s/ Thomas E. Carlson
                                  ________________________________________

                                Title:  Vice President & CFO
                                     _____________________________________

                                  EXHIBIT B


     LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
     DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION            DATE: ________________________

FAX#:  (408) _____________________              TIME: _____________________

FROM:  SILICON GAMING, INC.
       _______________________________________________________________________
       BORROWER'S NAME

FROM:  _______________________________________________________________________
       AUTHORIZED SIGNER'S NAME

       _______________________________________________________________________
       AUTHORIZED SIGNATURE

PHONE: _______________________________________________________________________

FROM ACCOUNT #________________________  TO ACCOUNT#___________________________

REQUESTED TRANSACTION TYPE            REQUEST DOLLAR AMOUNT
--------------------------            ---------------------

PRINCIPAL INCREASE (ADVANCE)          $ ______
PRINCIPAL PAYMENT (ONLY)              $ ______
INTEREST PAYMENT (ONLY)               $ ______
PRINCIPAL AND INTEREST (PAYMENT)      $ ______

OTHER INSTRUCTIONS: _____

   All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided that those representations and warranties expressly referring
         --------
to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY:
TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________             _______________________
Authorized Requester

   _____________________________________________
   Authorized Signature (Bank)

   Phone # _____________________________________

                                  EXHIBIT C
                         BORROWING BASE CERTIFICATE


Borrower: Silicon Gaming, Inc.    Bank:  Silicon Valley Bank
Commitment Amount:  $10,000,000.00

ACCOUNTS RECEIVABLE

1.  Accounts Receivable Book Value as of     $_________
2.  Additions (please explain on reverse)    $_________
3.  TOTAL ACCOUNTS RECEIVABLE                $_________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.  Amounts over 90 days due                 $_________
5.  Balance of 50% over 90 day accounts      $_________
6.  Concentration Limits                     $_________
7.  Foreign Accounts                         $_________
8.  Governmental Accounts                    $_________
9.  Contra Accounts                          $_________
10. Promotion or Demo Accounts               $_________
11. Intercompany/Employee Accounts           $_________
12. Other (please explain on reverse)        $_________
13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS     $_________
14. Eligible Accounts (#3 minus #13)         $_________
15. LOAN VALUE OF ACCOUNTS (75% of #14)      $_________


BALANCES
16. Maximum Loan Amount                      $_________
17. Total Funds Available                    $_________
18. Present balance owing on Line of Credit  $_________
19. RESERVE POSITION (#17 minus #18)         $_________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:
BANK USE ONLY
Received By:____________________
Date:________________
Reviewed By:____________________
Compliance Status:  Yes / No___________________________


By: _______________________
   Authorized Signer

                                  EXHIBIT D

                           COMPLIANCE CERTIFICATE


TO:    SILICON VALLEY BANK
FROM:  SILICON GAMING, INC.

   The undersigned authorized officer of Silicon Gaming, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

   Please indicate compliance status by circling Yes/No under "Complies" column.


Reporting Covenant                Required                         Complies
------------------                --------                         --------

Monthly financial statements      Monthly within 30 days/1/        Yes   No
Quarterly financial statements    FQE within 45 days               Yes   No
Annual (CPA Audited)              FYE within 90 days               Yes   No
10Q and 10K                       Within 5 days after filing with
                                   the SEC                         Yes   No
Borrowing Base Certificate and
A/R & A/P Agings (if an
Advance is outstanding)           Monthly within 20 days/2/        Yes   No

Financial Covenant                Required          Actual         Complies
------------------                --------          ------         --------

Minimum Quick Ratio (FQE or       2.00:1.00         ___:1.00       Yes   No
month-end if an
Advance is outstanding)

Minimum Adjusted Net Income
    FQE - 09/30/97                $(6,468,000)      $___________   Yes   No
    FQE - 12/31/97                $(5,070,000)      $___________   Yes   No
    FQE - 03/31/98                $(4,018,000)      $___________   Yes   No
    FQE - 06/30/97                $(2,971,000)      $___________   Yes   No
    FQE - 09/30/98                $(  908,000)      $___________   Yes   No
    FQE - 12/31/98                $   119,000       $___________   Yes   No
    FQE - 03/31/99 and after      $     - 0 -       $___________   Yes   No

_________________
  /1/  Only required if any Advances are outstanding during such period.

  /2/  Only required if any Advances are outstanding during such period.

Sincerely,
_______________________  Date:_______________
SIGNATURE

________________________
TITLE

     BANK USE ONLY
Received By:____________________
Date:________________
Reviewed By:____________________
Compliance Status:  Yes / No
Comments Regarding Exceptions:

                   DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:  Silicon Gaming, Inc.  Bank:  Silicon Valley Bank

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $10,000,000.00.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE.  The specific purpose of this loan is:  _______________.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

                                                               Revolving Line
                                                               --------------
     Amount paid to Borrower directly:    $________
     Undisbursed Funds                    $________
     Principal                            $________

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

     Prepaid  Finance Charges Paid in Cash:  $________
          $________ Loan Fee
          $________ Accounts Receivables Audit

     Other Charges Paid in Cash:          $________
          $________ UCC Search Fees
          $________ UCC Filing Fees
          $________ Patent Filing Fees
          $________ Trademark Filing Fees
          $________ Copyright Filing Fees
          $________ Outside Counsel Fees and Expenses
                          [ESTIMATE, DO NOT LEAVE BLANK]

     Total Charges Paid in Cash           $________

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered ______________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF ____________________, 19___.

BORROWER:  SILICON GAMING, INC.

____________________________________
Authorized Officer

                       AGREEMENT TO PROVIDE INSURANCE

Grantor:  Silicon Gaming, Inc.         Bank:  Silicon Valley Bank

     INSURANCE REQUIREMENTS.  __________________________________________
("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

          Collateral:   All Inventory, Equipment and Fixtures.
          Type:         All risks, including fire, theft and liability.
          Amount:       Full insurable value.
          Basis:        Replacement value.
          Endorsements: Loss payable clause to Bank with stipulation that coverage will not be cancelled or diminished without a minimum of 10 days prior written notice to Bank.

     INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of ____________________________, 19___, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED ____________________________, 19___.


GRANTOR:  SILICON GAMING, INC.

x______________________________
 Authorized Officer


     FOR BANK USE ONLY
     INSURANCE VERIFICATION

DATE:                                              PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS: